UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 29, 2012

TNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32033	36-4430020
(Commission File Number)	(IRS Employer Identification No.)

11480 Commerce Park Drive, Suite 600, Reston, Virginia	20191-1406
(Address of Principal Executive Offices)	(Zip Code)

(703) 453-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  Adoption of Executive Severance Benefit Plan.  On February 29, 2012, the company’s Board of Directors approved the adoption of the TNS, Inc. Executive Severance Benefit Plan (the “Plan”) effective March 1, 2012 and approved corresponding amendments to the employment agreements with Henry Graham, our chief executive officer, Dennis Randolph, our chief financial officer, Michael Keegan, our president and chief operating officer, Daniel Dooley, our Executive Vice President and President, Telecommunication Services Division, and our other executives whose employment agreements include termination benefits.  The Plan does not apply to Raymond Low, our Executive Vice President and President, Payments Division, who is a citizen of the United Kingdom and party to an employment agreement with our UK subsidiary.

The Plan

The Plan provides for the payment of termination benefits to Messrs. Graham, Keegan, Randolph, Dooley and other executives participating in the Plan who are subject to qualifying employment terminations.  Messrs. Graham and Keegan are designated as “Tier I Executives” and Messrs. Randolph, Dooley and the other executive participating in the Plan are designated as “Tier II Executives” for the purposes of the Plan.  By virtue of the Plan and the amendments to the employment agreements, the terms of the Plan supersede the termination benefits previously provided for in the employment agreements with Messrs. Graham, Keegan, Randolph and Dooley and the other participating executives.

Subject to certain exceptions described below, the Plan provides that if a participating executive is terminated without “cause” or if he resigns for “good reason” (outside the context of a change in control), he would be entitled to receive (i) payment of accrued compensation, (ii) payment of the pro rata portion of the annual performance bonus he would have otherwise received for the year in which termination occurs, based upon actual achievement of the performance goals, (iii) payment of his then current base salary (for two years for a Tier I Executive and for one year for a Tier II Executive), (iv) continuation of health and life insurance benefits (for two years for a Tier I Executive and for one year for a Tier II Executive) or such earlier date as he obtains other employment providing such coverage and (v) the immediate vesting of any outstanding stock options, stock appreciation rights, restricted stock and restricted stock units. The Plan provides that if the executive’s employment with the company is terminated without cause or if he resigns for good reason during the period of 24 months after a change in control or during the six months prior to a change in control in connection with or in anticipation of such change in control, he will be entitled to receive (i) payment of accrued compensation, (ii) payment of the pro rata portion of the annual performance bonus he would have otherwise received for the year in which termination occurs, based upon actual achievement of the performance goals, (iii) payment of a multiple (two times for a Tier I Executive and one times for a Tier II Executive) of the sum of his then current base salary plus the average of his annual performance bonus for the past three years, (iv) continuation of health and life insurance benefits (for two years for a Tier I Executive and for one year for a Tier II Executive) or such earlier date as he obtains other employment providing such coverage and (v) the immediate vesting of any outstanding stock options, stock appreciation rights, restricted stock, restricted stock units and non-qualified deferred compensation benefits.  The executive may elect to have any stock options or stock appreciation rights cashed out for a payment equal to the excess of the fair market value of the subject shares over the exercise or base price of the subject stock options or stock appreciation rights.

The Plan provides that, if an executive becomes entitled to any payments and benefits related to a termination of employment after the occurrence of a change of control and if such payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code that would be subject to the excise tax imposed on such payments and benefits, such payments and benefits will be limited to the larger of (i) the largest amount that would result if no portion of the payments and benefits were subject to the excise tax or (ii) the payments and benefits after taking into account all applicable federal, state, foreign, local and other income, employment and excise taxes.  The company will provide an additional payment equal to the federal, state and local income and employment taxes on the amounts paid by the company for health and life insurance premiums.

If any payment under the Plan is “deferred compensation” under Section 409A of the Internal Revenue Code and not otherwise exempt from Section 409A, the payments to certain executive may be delayed for up to six months.

Receipt of benefits under the Plan is conditioned on the executive having entered into the company’s standard form of confidentiality, inventions and non-competition agreement, having returned all company property in his possession and having executed a release of claims against the company. The right to receive benefits under the Plan will terminate if the executive willfully and materially breaches obligations to the company under his employment agreement or any confidentiality, inventions or non-competition agreement with the company, encourages or solicits any company employee to leave the company or induces any company customer, vendor or other third-party to terminate their relationship with the company.

Under the Plan, “good reason” (other than in the context of a change in control) means that the company (i) relocates its general and administrative offices to an area other than the Washington, D.C. area, (ii) assigns duties to the executive that are substantially inconsistent with the responsibilities of his specific executive position or makes a substantial adverse alteration to those responsibilities, (iii) diminishes the executive’s title, (iv) reduces the executive’s annual base salary or (v) materially reduces the retirement, health insurance and life insurance benefits provided to such executive in the aggregate.  “Good reason” (in the context of a change in control) means (i) the assignment to the executive of any duties inconsistent with the executive’s position or any other action that results in a diminution in such position, (ii) a reduction in the executive’s base salary, (iii) a relocation of the executive’s principal business office to a location that increases the executive’s one-way commute by more than 25 miles, (iv) a failure to maintain a retirement, pension or savings plan or any life insurance, health, dental or disability or other insurance plan providing benefits at least as beneficial in the aggregate as those benefits provided by those benefit plans in which the executive participated immediately before the beginning of the 24 month period after the occurrence of a change of control or (v) any acquirer, successor or assignee of the company fails to assume the obligations under the Plan.

Under the Plan, “cause” means (i) commission of a felony or any crime involving moral turpitude, (ii) any act or omission involving dishonesty or fraud with respect to the company or any of its affiliates or any of their customers or suppliers, (iii) substantial failure on the part of the executive in his performance of the duties of the office held by him as reasonably directed by the board of directors (other than any such failure resulting from the executive’s incapacity due to physical or mental illness), after notice to the executive and a reasonable opportunity to cure, (iv) gross negligence or willful misconduct by the executive with respect to the company or any of its affiliates (including, without limitation, disparagement that adversely affects the company’s reputation or any of its affiliates) or (v) material breach by executive of the sections of any written agreement between the executive and the Company or any of its affiliates, including agreements with respect to non-competition, non-solicitation, confidentiality and proprietary rights.

A “change in control” shall be deemed to have occurred if (i) any person is or becomes beneficial owner, directly or indirectly, of 30 percent or more of the company’s voting securities, (ii) during any period of two consecutive years, the following persons cease for any reason to constitute a majority of the board: individuals who at the beginning of such period constitute the board and new directors each of whose election to the board or nomination for election to the board by the company’s security holders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, (iii) the consummation of a merger or consolidation of the company with any other corporation, other than a merger or consolidation that would result in persons who own the voting securities of the company outstanding immediately before the merger or consolidation continuing to own a majority of the company’s voting securities or of such surviving entity outstanding immediately after such merger or consolidation or (iv) the company’s security holders approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the company of all or substantially all its our assets.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, which is filed as an exhibit hereto.

Employment Agreement Amendments

The amendments to the employment agreements with Messrs. Graham, Keegan, Randolph and Dooley amend the term of the agreements to provide for a term that expires on December 31, 2012 and to eliminate the successive one-year extensions of the agreements in the absence of prior written notice of non-renewal by either of the parties to the agreement.  The amendments further provide that the executive or the company may terminate the agreement and the executive’s employment under the agreement for any or for no reason, either with or without cause, at any time.  The executive’s entitlement to severance pay and benefits upon any such termination of employment will be governed by the terms and conditions of the Plan.

Item 9.01.                                          Financial Statements and Exhibits

(d) Exhibits

10.1                           TNS, Inc. Executive Severance Benefit Plan

10.2                           Amendment No. 2 to Employment Agreement between the Company and Henry H. Graham, Jr.

10.3                           Amendment No. 2 to Employment Agreement between the Company and Michael Q. Keegan

10.4                           Amendment No. 2 to Employment Agreement between the Company and Dennis L. Randolph, Jr.

10.5                           Amendment No. 1 to Employment Agreement between the Company and Daniel P. Dooley III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNS, INC.

Dated: March 6, 2012	By:	/s/ Henry H. Graham, Jr.
Henry H. Graham, Jr.
Chief Executive Officer